Exhibit (a)(1)(v)

OFFER TO PURCHASE FOR CASH
ANY AND ALL UNITS OF BENEFICIAL INTEREST
OF

TORCH ENERGY ROYALTY TRUST

AT
$8.00 NET PER UNIT
BY

TRUST VENTURE COMPANY, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JUNE 7, 2007, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”).

May 10, 2007

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated May 10, 2007 (the “Offer to Purchase”) and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Trust Venture Company, LLC, a Delaware limited liability company (the “Offeror”), to purchase any and all of the outstanding Units of Beneficial Interest (the “Units”) of Torch Energy Royalty Trust, a Delaware statutory trust (the “Trust”), at a price of $8.00 per Unit, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. This material is being forwarded to you as the beneficial owner of Units carried by us in your account but not registered in your name.

WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF UNITS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH UNITS CAN BE MADE ONLY BY US OR OUR NOMINEE AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER UNITS HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Units held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

1. The tender price is $8.00 per Unit, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

2. The Offer is being made for any and all of the outstanding Units.

3. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE HAVING BEEN VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST THE NUMBER OF UNITS THAT, TOGETHER WITH THE UNITS OWNED BY THE OFFEROR, WOULD CONSTITUTE AT LEAST 66 2/3% OF THE OUTSTANDING UNITS AS OF THE DATE THE UNITS ARE ACCEPTED FOR PAYMENT BY THE OFFEROR PURSUANT TO THE OFFER (THE “MINIMUM NUMBER”). SEE “INTRODUCTION,” “THE TENDER OFFER — 1. TERMS OF OFFER” AND “THE TENDER OFFER — 14. CERTAIN CONDITIONS OF THE OFFER” OF THE OFFER TO PURCHASE. THE OFFER IS ALSO SUBJECT TO THE OTHER TERMS AND CONDITIONS THAT ARE CONTAINED IN “THE TENDER OFFER — 14. CERTAIN CONDITIONS OF THE OFFER” OF THE OFFER TO PURCHASE.

SUBJECT TO APPLICABLE LAW, THE OFFEROR RESERVES THE RIGHT, WHICH IT CURRENTLY HAS NO INTENTION OF EXERCISING, TO AMEND THE OFFER OR TO WAIVE OR REDUCE THE MINIMUM NUMBER OF UNITS AND TO ELECT TO PURCHASE, PURSUANT TO THE OFFER, FEWER THAN THE MINIMUM NUMBER OF UNITS.

4. Each Unit holder should make his or her own determination as to whether to tender Units pursuant to the Offer. Holders of Units should read the Offer to Purchase carefully before making any decision with regard to the Offer.

5. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JUNE 7, 2007, UNLESS THE OFFER IS EXTENDED.

6. Tendering Unit holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Units pursuant to the Offer.

Subject to the applicable rules of the Securities and Exchange Commission (the “SEC”), the Offeror expressly reserves the right, in its sole discretion, at any time or from time to time and regardless of whether or not any of the events set forth in the “THE TENDER OFFER — 14. Certain Conditions of the Offer” of the Offer to Purchase shall have occurred or shall have been determined by the Offeror to have occurred, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, all Units validly tendered by giving oral or written notice of such extension to The Bank of New York (the “Depositary”) and (ii) to amend the Offer in any respect, by giving oral or written notice of such extension or amendment to the Depositary. These rights reserved by the Offeror are in addition to the Offeror’s rights to terminate the Offer pursuant to “THE TENDER OFFER — 14. Certain Conditions of the Offer” of the Offer to Purchase. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR TENDERED UNITS, WHETHER OR NOT THE PURCHASER EXERCISES ITS RIGHTS TO EXTEND THE OFFER.

The Offer is subject to applicable law (including the rules and regulations of the SEC) and certain conditions, including the Minimum Condition (as defined in the Offer to Purchase), set forth in the Offer to Purchase. See “THE TENDER OFFER — 14. Certain Conditions of the Offer” of the Offer to Purchase. If the Minimum Condition is not satisfied, or if any or all of the events set forth in “THE TENDER OFFER — 14. Certain Conditions of the Offer” of the Offer to Purchase shall have occurred, prior to the Expiration Date, the Offeror reserves the right (but shall not be obligated) in its sole discretion to (i) decline to purchase any of the Units tendered in the Offer, terminate the Offer and return all tendered Units to the tendering Unit holders, (ii) waive or reduce the Minimum Condition or waive or amend any or all conditions to the Offer and purchase all Units validly tendered, (iii) extend the Offer and, subject to the right of the Unit holders to withdraw Units until the Expiration Date, retain the Units that have been tendered during the period or periods for which the Offer is extended or (iv) amend the Offer.

If you wish to have us tender any of or all of your Units, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Units, all such Units will be tendered unless otherwise specified below. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR UNITS ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

The Offer is made solely pursuant to the Offer to Purchase and the related Letter of Transmittal, and any supplements or amendments thereto. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Units residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

For purposes of the Offer, the Offeror will be deemed to have accepted for payment (and thereby purchased) Units validly tendered and not properly withdrawn as, if and when the Offeror gives oral or written notice to the Depositary of the Offeror’s acceptance of such Units for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Units purchased pursuant to the Offer will be made by deposit of the Purchase Price therefor with the Depositary, which will act as the agent for tendering Unit holders for the purpose of receiving payments from the Offeror and transmitting such payments to tendering Unit holders. Under no circumstances will interest on the Purchase Price be paid by the Offeror by reason of any delay in making such payment.

The Offeror expressly reserves the right, in its sole discretion, to delay acceptance for payment of, or, subject to the requirements of Rule 14e-1(c) of the Securities Exchange Act of 1934, as amended, referred to in “THE TENDER OFFER — 1. Terms of Offer” of the Offer to Purchase, payment for, Units in order to comply in whole or in part with any applicable law or condition. See “THE TENDER OFFER — 14. Certain Conditions of the Offer” of the Offer to Purchase. In all cases, subject to such rights of the Offeror to delay acceptance for payment, payment for Units purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Units or timely confirmation of a book-entry transfer of such Units into the Depositary’s account at the DTC (as defined in the Offer to Purchase) pursuant to the procedures set forth in the “THE TENDER OFFER — 2. Procedures for Tendering Units” of the Offer to Purchase, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.

INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ANY AND ALL UNITS OF BENEFICIAL INTEREST OF TORCH ENERGY ROYALTY TRUST AT $8.00 NET PER UNIT

The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated May 10, 2007 of Trust Venture Company, LLC, a Delaware limited liability company, and the related Letter of Transmittal, relating to Units of Beneficial Interest (the “Units”) of Torch Energy Royalty Trust, a Delaware statutory trust.

You are instructed to tender the number of Units indicated below (or, if no number is indicated below, all Units) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Number of Units to be Tendered:	Units*

Date:	, 2007

SIGN HERE

Signature(s):

Name(s):
(Please Type or Print)

Address(es)):
(including zip code)

Area Code and

Telephone Number(s):

Taxpayer Identification or

Social Security Number(s):

*	Unless otherwise indicated, it will be assumed that all of your Units held by us for your account are to be tendered.

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